THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

June 16, 2016

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares representing ordinary shares of
UBIC, Inc.
(Form F-6 File No 333-187520)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for UBIC, Inc. The change is effective July 1, 2016.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the form of American Depositary Receipts that evidence the American Depositary Shares with the revised name for UBIC, Inc., which has been changed to FRONTEO, Inc.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

The Prospectus has been revised to reflect the new name as follows:

“FRONTEO, Inc.”

Please contact me with any questions or comments at 212 815-4888.

Agness Moskovits

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)